Exhibit 10.9

AUTHORIZED CAPITAL CONTRIBUTION AGREEMENT

Almaty	February “03”, 2023

Kaspi Shop LLC, hereinafter referred to as the “Investor”, represented by O.A. Arefyev, Director (IIN ….), acting on the basis of the Charter and resolution of the Sole Shareholder, on the one part, and Magnum E-commerce Kazakhstan LLC, hereinafter referred to as the “Company”, represented by Azamat Maratovich Osmanov (IIN ….), acting on the basis of the Charter and resolution of the Sole Stakeholder, on the other part, collectively referred to as the “Parties”, and separately as referred to above or as the “Party”, have concluded this Contribution Agreement (the “Agreement”) as follows.

SUBJECT-MATTER OF THE AGREEMENT

1.1. The Investor undertakes to contribute KZT 5,000,000,000 (five billion tenge) (the “Contribution”) to the capital of the Company under the terms of this Agreement.

1.2. In consideration for the Contribution, the Company shall transfer a 51% (fifty-one percent) share in the Authorised Capital (the “Share”) to the Investor under the terms of this Agreement.

THE PARTIES’ OBLIGATIONS

2.1. The Investor undertakes to make the contribution to the Company’s authorised capital within 1 day from the date of the conclusion of the Agreement.

2.2. The Investor’s right to the Share arises at the time of the conclusion of this Agreement.

TERMINATION OF THE AGREEMENT

4.1. The Agreement may be terminated by mutual consent of the Parties and cannot be terminated by either Party unilaterally.

OTHER PROVISIONS

5.1. All amendments, additions and annexes to this Agreement shall be executed in writing and signed by duly authorised representatives of the Parties.

5.2. All disputes and disagreements between the Parties that arise in the course of the performance of this Agreement shall be resolved through negotiations. Such disputes as cannot be resolved through negotiations shall be resolved in accordance with the procedures established by the applicable law of the Republic of Kazakhstan.

5.3. This Agreement shall enter into force on the date of its signing and shall remain in force until the Parties perform their obligations arising from the provisions of this Agreement.

This Agreement is signed in 2 (two) counterparts, in Russian, having the same legal force, one for each of the Parties.

DETAILS AND SIGNATURES OF THE PARTIES
Investor	Company
Kaspi Shop LLC Republic of Kazakhstan, 050013, Almaty, Nauryzbai Batyr Street, 154A	Magnum E-commerce Kazakhstan LLC Republic of Kazakhstan, 050052, Almaty, Auezov District, md. Astana, bulling 1/10
BIN: 150540002688 Bank: ....	BIN: 210640039783 Bank: ....
BIC: .... IIC: ....	BIC: .... IIC: ....
KBE: ....	KBE: ....
O.A. Arefyev /signed/	A.M. Osmanov /signed/
/ROUND SEAL: Republic of Kazakhstan, Almaty, Limited Liability Company Kaspi Shop/	/ROUND SEAL: Republic of Kazakhstan, Almaty, Limited Liability Company E-commerce Kazakhstan/